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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                               PEI HOLDINGS, INC.

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the "General Corporation Law"), certifies as follows:

          1. NAME. The name of the corporation is PEI Holdings, Inc. (the "Corporation").

          2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corhoradon's registered office is 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware, 19801; and its registered agent at such address is National Corporate Research Ltd.

          3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

          4. NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is: One-thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($0.01) each.

          5. NAME AND MAILING ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator are: Tarun M. Stewart, Esq., Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064.

          6. ELECTION OF DIRECTORS. Members of the Board of Directors of the Corporation (the "Board") may be elected either by written ballot or by voice vote.

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          7.   LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

          Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          8.   INDEMNIFICATION.

               8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

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               8.2    The Corporation shall, from time to time, reimburse or
advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

               8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

               8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director,

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officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under section 145 of the General Corporation Law or any other provision of law.

               8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

               8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or

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her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

               8.8 Any director or officer of the Corporation serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

               8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          9. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. The Board may from time to time adopt, amend or repeal the By-laws of the Corporation; PROVIDED, HOWEVER, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

          10. ACTION BY STOCKHOLDERS. Notwithstanding the provisions of section 228 of the General Corporation Law (or any successor statute), any action

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required or permitted by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation may be taken only at such an annual or special meeting of stockholders and cannot be taken by written consent without a meeting.

          WITNESS the signature of this Certificate this 24th day of November, 1998.

                                        /s/  Tarun M. Stewart
                                        ----------------------------------------
                                        Tarun M. Stewart, Esq.

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

     PEI HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is National Corporate Research, Ltd. and the present registered office of the corporation is in the county of Kent.

     The Board of Directors of PEI Holdings, Inc. adopted the following resolution on AUGUST 13, 1999:

     Resolved, that the registered office of National Corporate Research, Ltd. in the State of Delaware be and it hereby is changed to The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, PEI Holdings, Inc. has caused this statement to be signed by Howard Shapiro, its Vice President and Secretary, this 13TH DAY OF AUGUST, 1999.

                                        /s/ Howard Shapiro
                                        ----------------------------------------
                                        Howard Shapiro
                                        Vice President and Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PEI HOLDINGS, INC.

                                   ----------

                     Pursuant to Section 242 of the General

                    Corporation Law of the State of Delaware

                                   ----------

          PEI HOLDINGS, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          FIRST: Section four (4) of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          "4. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is five thousand eight hundred (5,800), of which the Corporation will have authority to issue eight hundred (800) shares of Common Stock of the par value of one cent ($0.01) per share and five thousand (5,000) shares of Preferred Stock of the par value of one cent ($0.01) per share.

               4.1 The Board is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series and as may be permitted by the General Corporation Law, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the

          Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions."

          SECOND: Section ten (10) of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety.

          THIRD: The foregoing amendments to the Certificate of Incorporation. of the Corporation were duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

                            [Signature page follows.]

     IN WITNESS WHEREOF, PEI Holdings, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this 7th day of March 2003.


                                        PEI HOLDINGS, INC.


                                        By: /s/ Howard Shapiro
                                            ------------------------------------
                                            Name:  Howard Shapiro
                                            Title: Vice President and Secretary

                        CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES A EXCHANGEABLE PREFERRED STOCK
                                       OF
                               PEI HOLDINGS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

     PEI Holdings, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company:

     "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "BOARD OF DIRECTORS") by the provisions of the certificate of incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), there is hereby created, out of the 5,000 shares of preferred stock, par value $0.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "PREFERRED STOCK"), a series of the Preferred Stock consisting of 1,500 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

     Section 1.    DESIGNATION OF AMOUNT.

     The shares of Preferred Stock created hereby shall be designated the "Series A Exchangeable Preferred Stock" (the "SERIES A PREFERRED STOCK") and the authorized number of shares constituting such series shall be 1,500. The stated value per share shall be $10,000 (the "STATED VALUE").

     Section 2.    DIVIDENDS.

             (a) The holders of the then outstanding shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefore, cumulative dividends, accruing from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid at the annual rate of 8% (the "APPLICABLE RATE") of the Liquidation Preference (as hereinafter defined) per share of the Series A Preferred Stock. From the Original Issuance Date until the date that is 90 days after such date (the "INITIAL DIVIDEND PERIOD"), dividends on the Series A Preferred Stock shall be paid in cash on the last day of each thirty (30) day period; PROVIDED, that if such payment date is not a Business Day, then such dividend shall be payable on the next Business Day; PROVIDED,

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FURTHER, that if such payment in cash would not be permitted at the time to be paid in cash (the "CASH DIVIDEND BLOCK") under the Indenture (as hereinafter defined), no cash dividends shall be paid or payable with respect to the Initial Dividend Period, until such time as the payment of dividends in cash is no longer prohibited by the terms of the Indenture. In the event of a Cash Dividend Block, the Company may, at its option, pay any such dividend in Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK"), of Playboy Enterprises, Inc. ( "PARENT"). After the Initial Dividend Period, dividends on the Series A Preferred Stock will be payable on a semi-annual basis (i) by the issuance of additional shares of Series A Preferred Stock, (ii) in shares of Class B Common Stock or (iii) any combination thereof (at the election of the Company), and such dividend payments shall be made on the last day of each June and December, PROVIDED, that if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day. Accumulated and unpaid dividends for any prior period may be paid at any time. Such dividends shall be deemed to accrue on the Series A Preferred Stock from the Original Issuance Date and shall be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "ORIGINAL ISSUANCE DATE" means the date on which the Series A Preferred was issued to the holder pursuant to the Exchange Agreement. The term "Indenture" means that certain Indenture dated as of the Closing Date (as hereinafter defined), among the Company, Parent, certain subsidiaries of the Parent and Bank One, N.A., as Trustee). The dividends provided for in this Section 2(a) are hereinafter referred to as "BASE DIVIDENDS." Any dividend paid in the manner specified in this Section 2, if so paid, shall be deemed paid in full.

             (b) Any dividend payments to be made by (x) issuing shares of Series A Preferred Stock shall be made by issuing the number of shares of Series A Preferred Stock (including fractions calculated to the nearest 1/100,000th of a share) determined by dividing the amount of accrued and unpaid Base Dividends payable as of the dividend payment date by the Stated Value; or (y) delivering shares of Class B Common Stock shall be made by delivering the number of shares of Class B Common Stock (rounded up in the case of fractions to the next whole share) determined by dividing the amount of accrued but unpaid Base Dividends payable as of the dividend payment date by the weighted average closing price of the Class B Common Stock over the 90-day period immediately preceding the dividend payment date.

             (c) If full cumulative Base Dividends are not paid in full, or declared in full and sums set apart in trust with a bank or trust company for the payment thereof, upon the shares of Series A Preferred Stock and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the Series A Preferred Stock ("PARITY DIVIDEND STOCK"), all dividends declared upon shares of Series A Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock and, such other shares of Parity Dividend Stock, bear to each other. Unless and until full cumulative Base Dividends on the shares of Series A Preferred Stock in respect of all past semi-annual dividend periods have been paid, and the full amount of Base Dividends on the shares of Series A Preferred Stock in respect of the then current semi-annual dividend period shall have been or are contemporaneously declared in full and sums set aside in trust with a bank or trust company for the payment thereof, no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock, par value $0.01 per share, of the Company or any other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends (other than in shares of, or warrants or rights to acquire, solely capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company).

     The terms "accrued dividends," "dividends accrued" and "dividends in arrears, whenever used herein with reference to shares of Series A Preferred Stock shall be deemed to mean an amount which shall be equal to Base Dividends thereon at the Applicable Rate per share from the date or dates on which such dividends commence to accrue to the end of the then current semi-annual (if, after the Initial Dividend Period) dividend period (or, in the cast of redemption or exchange, to the date of redemption or exchange), whether or not earned or declared and whether or not assets of the Company are legally available therefor, and if full dividends are not declared or paid, then such dividends shall cumulate, with additional dividends thereon, compounded semi-annually (if after the Initial Dividend Period), at the Applicable Rate, for each semi-annual (if, after the Initial Dividend Period) period during which such dividends remain unpaid.

     After the Initial Dividend Period, the amount of any Base Dividends per share of Series A Preferred Stock for any full semi-annual period shall be computed by multiplying the Applicable Rate for such semi-annual dividend period by the Liquidation Preference per share and dividing the result by two. Base Dividends payable on shares of Series A Preferred Stock for any period less than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

     Section 3.    LIQUIDATION PREFERENCE.

             (a) In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), the holders of the Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Company available for distribution to the Company's stockholders, after payment of the liquidation preference of any Senior Liquidation Stock (as hereinafter defined), an amount on such date equal to the Stated Value per share of Series A Preferred Stock (the "LIQUIDATION PREFERENCE") plus an amount equal to any accrued and unpaid Base Dividends as of such date, calculated pursuant to Section 2 and no more. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other Junior Liquidation Stock (as hereinafter defined). If upon. any Liquidation, the amounts payable with respect to the Series A Preferred Stock and any Parity Liquidation Stock (as hereinafter defined) are not paid in full, holders of the Series A Preferred Stock and any Parity Liquidation Stock will share ratably in any distribution of the assets of the Company in proportion to the respective amounts that would be payable per share, if the assets of the Company were sufficient for all such amounts to be paid in full. Neither the consolidation or merger of the Company into or with any other entity, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a Liquidation.

             (b) Any assets to be delivered to the holders of the Series A Preferred Stock pursuant to this Section 3 as a consequence of a Liquidation shall be valued at their fair market value as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and binding absent manifest error.

     Section 4.    MANDATORY REDEMPTION.

     On September 15, 2010 (the "FINAL REDEMPTION DATE"), the Company shall, subject to any limitations or restrictions imposed by law, redeem all shares of Series A Preferred Stock that are then outstanding at a redemption price per share equal to the Liquidation Preference thereof plus an amount equal to any accrued and unpaid Base Dividends as of the Final Redemption Date (the "FINAL REDEMPTION PRICE"). The Final Redemption Price shall be paid, at the Company's option, in either (i) cash, (ii) shares of Class B Common Stock or (iii) any combination thereof. The number of shares of Class B Common Stock to which a holder of Series A Preferred Stock shall be entitled upon redemption pursuant to clause (ii) shall be determined by dividing (x) the Liquidation Preference of such Series A Preferred Stock plus the amount of any accrued but unpaid Base Dividends as of the Final Redemption Date by (y) the weighted average closing price of the Class B Common Stock over the 90-day period immediately preceding the Final Redemption Date. Not less than ten (10) days prior to the Final Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series A Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date. Each notice shall specify the Final Redemption Price, the form of payment of the Final Redemption Price, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed. On or after the Final Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Final Redemption Price in the manner set forth in the notice.

     Section 5.    STATUS OF REDEEMED SHARES.

     Any shares of Series A Preferred Stock which shall at any time have been redeemed pursuant to Section 4 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series A Preferred Stock. On the Final Redemption Date, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the dividends shall cease to accumulate, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the Series A Preferred (except the right of the holders to receive the Final Redemption Price upon surrender of their certificates therefor) shall terminate, except to the extent the Company shall default in payment of the Final Redemption Price on the Final Redemption Date.

     Section 6.    VOTING RIGHTS.

     Except as required by applicable law, the holders of outstanding shares of the Series A Preferred Stock shall have no voting rights or powers.

     Section 7.    MANDATORY EXCHANGE.

             (a) GENERAL. Upon the date that the Amended and Restated Certificate of Incorporation of Playboy Enterprises, Inc. ("PARENT") is amended to allow for the issuance of preferred stock (the "AMENDMENT DATE"), the holders of shares of Series A Preferred Stock then outstanding will be required to exchange any or all their shares of Series A Preferred Stock for a number of fully paid and non-assessable shares (calculated as to each exchange to the nearest 1/100,000th of a share) of Class B Common Stock, subject to and in compliance with the provisions of this Section 7. The number of shares of Class B Common Stock to which a holder of Series A Preferred Stock shall be entitled upon exchange shall be determined by dividing (x) the Liquidation Preference of such Series A Preferred Stock plus the amount of any accrued but unpaid Base Dividends thereon as of the Amendment Date by (y) the Exchange Price (determined as provided in this Section 7).

             (b) EXCHANGE PRICE. The exchange price (the "EXCHANGE PRICE") shall be equal to the weighted average closing price of the Class B Common Stock over the 90-day period immediately prior to the Amendment Date (adjusted as appropriate for stock dividends, stock splits and similar events).

             (c) FRACTIONS OF SHARES. The Company shall not deliver any fractional shares of Class B Common Stock upon exchange of the Series A

Preferred Stock. Instead the Company shall round the results of an exchange down to the nearest full share of Class B Common Stock.

             (d)   SURRENDER OF CERTIFICATES.

                   (i) The Company shall provide at least three (3) Business Days' prior written notice (the "MANDATORY EXCHANGE NOTICE") to the holders of shares of Series A Preferred Stock of the Amendment Date. The Mandatory Exchange Notice shall include the Liquidation Preference of the shares of Series A Preferred Stock to be exchanged and the place designated by the Company to surrender Series A Preferred Stock certificates.

                   (ii) On or before the Amendment Date, each holder of shares of Series A Preferred Stock shall (A) surrender the certificate or certificates evidencing all of such holder's shares of Series A Preferred Stock to the Company at the place designated in such Mandatory Exchange Notice, and shall thereafter receive certificates for the number of shares of Class B Common Stock to which such holder is entitled. On the Amendment Date, notwithstanding that the certificates evidencing any shares so exchanged have not been surrendered, the shares shall no longer be deemed outstanding, the dividends shall cease to accumulate, the holders thereof shall cease to be stockholders, all rights whatsoever with respect to the Series A Preferred Stock so exchanged will terminate, and the holders entitled to receive the Class B Common Stock issuable upon exchange shall be treated for all purposes as the record holder or holders of such Class B Common Stork as and after such time. As promptly as practicable on or after the Amendment Date, the Company shall deliver at any office or agency of the Company maintained for the surrender of Series A Preferred Stock a certificate or certificates for the number of full shares of Class B Common Stock deliverable upon exchange.

             (c) STATUS OF EXCHANGED SERIES A PREFERRED STOCK. Any shares of Series A Preferred Stock which shall have been exchanged pursuant to Section 7 hereof, shall, after such exchange, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series A Preferred Stock.

     Section 8. TAXES ON EXCHANGES, REDEMPTION AND DIVIDENDS. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the delivery of shares of Series A Preferred Stock or shares of Class B Common Stock on exchange, redemption or in payment of dividends pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of shares of Series A Preferred Stock or shares of Class B Common Stock in a name other than that of the holder of the share(s) of Series A Preferred Stock to be exchanged, redeemed or paid upon, and no such delivery shall be made unless and until the Person requesting such delivery has paid. to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

     Section 9. CERTAIN DEFINITIONS. The following terms shall have the following respective meanings herein:

             "BUSINESS DAY" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

             "CLOSING DATE" means the Closing Date as defined in that certain Purchase Agreement, dated March 6, 2003, among the Company, Parent, the subsidiary guarantors listed on Schedule B thereto, Banc of America Securities LLC and Lazard Freres & Co. LLC.

             "EXCHANGE AGREEMENT" means that certain Exchange Agreement, dated as of the Closing Date, among Hugh M. Hefner, Playboy.com, Inc., the Company and Parent.

             "JUNIOR LIQUIDATION STOCK" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks junior to the Series A Preferred Stock.

             "PARITY LIQUIDATION STOCK" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks on parity to the Series A Preferred Stock.

             "SENIOR LIQUIDATION STOCK" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks senior to the Series A Preferred Stock.

                            [Execution Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Howard Shapiro, its Vice President and Secretary, this 7th day of March, 2003.

                                         PEI HOLDINGS, INC.


                                         By: /s/ Howard Shapiro
                                             -----------------------------------
                                             Name:  Howard Shapiro
                                             Title: Vice President and Secretary

                        CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B EXCHANGEABLE PREFERRED STOCK
                                       OF
                               PEI HOLDINGS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

     PEI Holdings, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company:

     "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "BOARD OF DIRECTORS") by the provisions of the certificate of incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), there is hereby created, out of the 5,000 shares of preferred stock, par value $0.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "PREFERRED STOCK"), a series of the Preferred Stock consisting of 1,670 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

          Section 1.      DESIGNATION OF AMOUNT; RANK.

                   (a) The shares of Preferred Stock created hereby shall be designated the "Series B Exchangeable Preferred Stock" (the "SERIES B PREFERRED STOCK") and the authorized number of shares constituting such series shall be 1,670. The stated value per share shall be $10,000 (the "STATED VALUE").

                   (b) The Series B Preferred Stock shall rank on a parity with the Company's Series A Exchangeable Preferred Stock, par value $.01 per share, both as to dividends and as to distributions upon the liquidation, dissolution or winding up of the Company.

          Section 2.      DIVIDENDS.

                   (a) The holders of the then outstanding shares of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative cash dividends, accruing from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid at the annual rate of 8% (the "APPLICABLE RATE") of the Liquidation Preference (as hereinafter defined) per share of the

Series B Preferred Stock, payable in cash in arrears on the last day of each June and December, commencing on June 30, 2003; PROVIDED, that if payment in cash would not be permitted at the time (the "CASH DIVIDEND BLOCK") under the Indenture (as hereinafter defined), no cash dividends shall be paid or payable, until such time as the payment of dividends in cash is no longer prohibited by the terms of the Indenture. In the event of a Cash Dividend Block, the Company may, at its option, pay any such dividend in Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK"), of Playboy Enterprises, Inc. ("PARENT"). If a dividend payment date is not a Business Day then such dividend shall be payable on the next Business Day. Accumulated and unpaid dividends for any prior period may be paid at any time. Such dividends shall be deemed to accrue on the Series B Preferred Stock from the Original Issuance Date and shall be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "ORIGINAL ISSUANCE DATE" means the date on which the Series B Preferred was issued to the holder pursuant to the Exchange Agreement. The term "Indenture" means that certain Indenture dated as of the Closing Date (as hereinafter defined), among the Company, Parent, certain subsidiaries of the Parent and Bank One, N.A., as Trustee. The dividends provided for in this
Section 2(a) are hereinafter referred to as "BASE DIVIDENDS." Any dividend paid is the manner specified in this Section 2, if so paid, shall be deemed paid in full.

                   (b) In the event of a Cash Dividend Block, any dividend payments to be made by delivering shares of Class B Common Stock shall be made by delivering the number of shares of Class B Common Stock (rounded up in the case of fractions to the next whole share) determined by dividing the amount of accrued but unpaid Base Dividends payable as of the dividend payment date by the weighted average closing price of the Class B Common Stock over the 90-day period immediately preceding the dividend payment date.

                   (c) If full cumulative Base Dividends are not paid in full, or declared in full and sums set apart in trust with a bank or trust company for the payment thereof, upon the shares of Series B Preferred Stock and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the Series B Preferred Stock ("PARITY DIVIDEND STOCK"), all dividends declared upon shares of Series B Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series B Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series B Preferred Stock and such other shares of Parity Dividend Stock, bear to each other. Unless and until full cumulative Base Dividends on the shares of Series B Preferred Stock in respect of all past semi-annual dividend periods have been paid, and the full amount of Base Dividends on the shares of Series B Preferred Stock in respect of the then current semi-annual dividend period shall have been or are contemporaneously declared in full and sums set aside in trust with a bank or trust company for the payment thereof, no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock, par value $0.01 per share, of the Company or any other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends (other than in shares of, or warrants or rights to acquire, solely capital stock of he Company ranking junior to the Series B Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company).

          The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series B Preferred Stock shall be deemed to mean an amount which shall be equal to Base Dividends thereon at the Applicable Rate per share from the date or dates on which such dividends commence to accrue to the end of the then current semi-annual dividend period (or, in the case of redemption or exchange, to the date of redemption or exchange), whether or not earned or declared and whether or not assets of the Company are legally available therefor, and if full dividends are not declared or paid, then such dividends shall cumulate, with additional dividends thereon, compounded semi-annually, at the Applicable Rate, for each semi-annual period during which such dividends remain unpaid.

          The amount of any Base Dividends per share of Series B Preferred Stock for any full semi-annual period shall be computed by multiplying the Applicable Rate for such semi-annual dividend period by the Liquidation Preference per share and dividing the result by two. Base Dividends payable on shares of Series B Preferred Stock for any period less than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

     Section 3.    LIQUIDATION PREFERENCE.

             (a) In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), the holders of the Series B Preferred Stock then outstanding shall be entitled to receive out of the assets of the Company available for distribution to the Company's stockholders, after payment of the liquidation preference of any Senior Liquidation Stock (as hereinafter defined), an amount on such date equal to the Stated Value per share of Series B Preferred Stock (the "LIQUIDATION PREFERENCE") plus an amount equal to any accrued and unpaid Base Dividends as of such date, calculated pursuant to Section 2 and no more. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other Junior Liquidation Stock (as hereinafter defined). If upon any Liquidation, the amounts payable with respect to the Series B Preferred Stock and any Parity Liquidation Stock (as hereinafter defined) are not paid in full, holders of the Series B Preferred Stock and any Parity Liquidation Stock will share ratably in any distribution of the assets of the Company in proportion to the respective amounts that would be payable per share, if the assets of the Company were sufficient for all such amounts to be paid in full. Neither the consolidation or merger of the Company into or with any other entity, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a Liquidation; PROVIDED, that if the aggregate consideration to be received by the holders of the Series B Preferred Stock in any such transaction would be less than what such holders would have received had such transaction been deemed to be a Liquidation, then such transaction shall be deemed to be a Liquidation within the meaning of this
Section 3.

             (b) Any assets to be delivered to the holders of the Series B Preferred Stock pursuant to this Section 3 as a consequence of a Liquidation shall be valued at their fair market value as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and binding absent manifest error.

     Section 4.    MANDATORY REDEMPTION.

     On September 15, 2010 (the "FINAL REDEMPTION DATE"), the Company shall, subject to any limitations or restrictions imposed by law, redeem all shares of Series B Preferred Stock that are then outstanding at a redemption price per share equal to the Liquidation Preference thereof plus an amount equal to any accrued and unpaid Base Dividends as of the Final Redemption Date (the "FINAL REDEMPTION PRICE"). The Final Redemption Price shall be paid, at the Company's option, in either (i) cash, (ii) shares of Class B Common Stock or (iii) any combination thereof. The number of shares of Class B Common Stock to which a holder of Series B Preferred Stock shall be entitled upon redemption pursuant to clause (ii) shall be determined by dividing (x) the Liquidation Preference of such Series B Preferred Stock plus the amount of any accrued but unpaid Base Dividends as of the Final Redemption Date by (y) the weighted average closing price of the Class B Common Stock over the 90-day period immediately preceding the Final Redemption Date. Not less than ten (10) days prior to the Final Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series B Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date. Each notice shall specify the Final Redemption Price, the form of payment of the Final Redemption Price, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series B Preferred Stock to be redeemed. On or after the Final Redemption Date, each holder of shares of Series B Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Final Redemption Price in the manner set forth in the notice.

     Section 5.    STATUS OF REDEEMED SHARES.

     Any shares of Series B Preferred Stock which shall at any time have been redeemed pursuant to Section 4 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series B Preferred Stock. On the Final Redemption Date, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the dividends shall cease to accumulate, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the Series B Preferred (except the right of the holders to receive the Final Redemption Price upon surrender of their certificates therefore) shall terminate, except to the extent the Company shall default in payment of the Final Redemption Price on the Final Redemption Date.

     Section 6.    VOTING RIGHTS.

     Except as required by applicable law, the holders of outstanding shares of the Series B Preferred Stock shall have no voting rights or powers.

     Section 7.    MANDATORY EXCHANGE.

             (a) GENERAL. Upon the date that the Amended and Restated Certificate of Incorporation of Playboy Enterprises, Inc. ("PARENT") is amended to allow for the issuance of preferred stock (the "AMENDMENT DATE"), the holders of shares of Series B Preferred Stock then outstanding will be required to exchange any or all their shares of Series B Preferred Stock for a number of fully paid and non-assessable shares (calculated as to each exchange to the nearest 1/100,000th of a share) of Series A Convertible Preferred Stock, par value $.01 per share, of the Parent (the "Parent Series A Preferred Stock") subject to and in compliance with the provisions of this Section 7. The Parent Series A Preferred Stock shall have the powers, preferences and rights as set forth in that certain Certificate of Designations attached hereto as Annex A. The holder of Series B Preferred Stock shall be entitled to receive one share of Parent Series A Preferred Stock (or equivalent fraction of a share) for each share of Series B Preferred Stock (or fraction thereof) plus an amount equal to any accrued but unpaid Base Dividends as of the Amendment Date, calculated pursuant to Section 2.

             (b)   Surrender of Certificates.

                   (i) The Company shall provide at least three (3) Business Days' prior written notice (the "MANDATORY EXCHANGE NOTICE") to the holders of shares of Series B Preferred Stock of the Amendment Date. The Mandatory Exchange Notice shall include the number of shares of Parent Series A Preferred Stock to be delivered upon such mandatory exchange and the place designated by the Company to surrender Series B Preferred Stock certificates.

                   (ii) On or before the Amendment Date, each holder of shares of Series B Preferred Stock shall (A) surrender the certificate or certificates evidencing all of such holder's shares of Series B Preferred Stock to the Company at the place designated in such Mandatory Exchange Notice, and shall thereafter receive certificates for the number of shares of Parent Series A Preferred Stock to which such holder is entitled. On the Amendment Date, notwithstanding that the certificates evidencing any shares so exchanged have not been surrendered, the shares shall no longer be deemed outstanding, the dividends shall cease to accumulate, the holders thereof shall cease to be stockholders, all rights whatsoever with respect to the Series B Preferred Stock so exchanged will terminate, and the holders entitled to receive the Parent Series A Preferred Stock issuable upon exchange shall be treated for all purposes as the record holder or holders of such Parent Series A Preferred Stock as and after such time. As promptly as practicable on or after the Amendment Date, the Company shall deliver at any office or agency of the Company maintained for the surrender of Series B Preferred Stock a certificate or certificates for the number of shares of Parent Series A Preferred Stock (including fractional shares) issuable upon exchange.

             (c) STATUS OF EXCHANGED SERIES B PREFERRED STOCK. Any shares of Series B Preferred Stock which shall have been exchanged pursuant to Section 7 hereof, shall, after such exchange, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series B Preferred Stock.

     Section 8. TAXES ON EXCHANGES, REDEMPTION AND DIVIDENDS. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the delivery of shares of Parent Series A Preferred Stock or shares of Class B Common Stock on exchange, redemption or in payment of dividends pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of shares of Parent Series A Preferred Stock or shares of Class B Common Stock in a name other than that of the holder of the share(s) of Series B Preferred Stock, and no such delivery shall be made unless and until the Person requesting such delivery has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

     Section 9. CERTAIN DEFINITIONS. The following terms shall have the following respective meanings herein:

             "BUSINESS DAY" means a day other than a Saturday, Sunday or day on which banking institutions in Now York are authorized or required to remain closed.

             "CLOSING DATE" means the Closing Date as defined in that certain Purchase Agreement, dated March 6, 2003, among the Company, Parent, the subsidiary guarantors listed on Schedule B thereto, Banc of America Securities LLC and Lazard Freres & Co. LLC.

             "EXCHANGE AGREEMENT" means that certain Exchange Agreement, dated as of the Closing Date, among Hugh M. Hefner, Playboy.com, Inc., the Company and Parent.

             "JUNIOR LIQUIDATION STOCK" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, Tanks junior to the Series B Preferred Stock.

             "PARITY LIQUIDATION STOCK" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks on parity to the Series B Preferred Stock.

             "SENIOR LIQUIDATION STOCK" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks senior to the Series B Preferred Stock.

                            [Execution Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Howard Shapiro, its Vice President and Secretary, this 7th day of March, 2003.

                                         PEI HOLDINGS, INC.


                                         By: /s/ Howard Shapiro
                                             -----------------------------------
                                             Name:  Howard Shapiro
                                             Title: Vice President and Secretary

                  AMENDMENT TO CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B EXCHANGEABLE PREFERRED STOCK
                                       OF
                               PEI HOLDINGS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

          The undersigned, Vice President and Secretary of PEI Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to an Action by Unanimous Written Consent of the Board of Directors of the Corporation dated as of March 26, 2003, certifies:

          FIRST:   That the Corporation filed a Certificate of Designations on
March 7, 2003 designating 1,670 shares of the authorized preferred stock as "Series B Exchangeable Preferred Stock."

          SECOND: That the Corporation's Certificate of Designations is hereby amended to increase the authorized number of shares constituting the series from 1,670 to 1,674.

          THIRD:   That 1,670 shares of the Corporation's Series B Exchangeable
Preferred Stock have presently been issued and no more than 1,674 shares of the Corporation's Series B Exchangeable Preferred Stock will be issued.

          FOURTH: That said Amendment to Certificate of the Designations has been duly adopted in accordance with the provisions of Section 151 of the Delaware General Corporation Law.

                                      * * *

          IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by its Vice President and Secretary, Howard Shapiro, as of March 26, 2003.

                                         By: /s/ Howard Shapiro
                                             -----------------------------------
                                             Howard Shapiro
                                             Vice President and Secretary